UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the previous Form 8-K filed by Pomeroy IT Solutions, Inc. (the “Company”) on March 11, 2008 relating to the determination of the amount of performance bonuses for the Company’s executive officers.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2008, Pomeroy IT Solutions, Inc. (the “Company”) determined the amount of an additional performance-related cash bonus in the amount of $11,765 for Keith Blachowiak, Chief Information Officer and Senior Vice President of IT, which amount was not determinable until completion of the Company’s audit for fiscal year ended January 5, 2008.  The performance-related bonuses may be either, or both, of a bonus based upon the Company's financial performance (Company Performance Bonus) and a bonus based upon individual performance that may also be related to the Company's financial results, or more specifically related to the individual's role and performance in the Company (Individual Performance Bonus).   Set forth below are the performance bonuses for Mr. Blachowiak revised to include this most recent bonus in addition to the bonuses previously reported.

	Company	Individual
Name of Officer	Performance Bonus	Performance Bonus
Keith Blachowiak	$14, 687.50	$78,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: March 26, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer